Los Angeles, California, - (BUSINESS WIRE) – May 24, 2011 – On Thursday, May 19, 2011, Reading International, Inc. (Nasdaq: RDI) held its annual meeting of shareholders, at which James J. Cotter, Sr. (Chairman), Eric Barr, James J. Cotter, Jr., Margaret Cotter, Edward L. Kane, William Gould, Gerald Laheney, and Alfred Villaseñor were reelected to the Board of Directors.

During the meeting, Andrzej Matyczynski, our Chief Financial Officer, presented a summary report on the Company and its results of operation for the year ended December 31, 2010 and the quarter ended march 31, 2011 and also responded to questions.   A copy of Mr. Matyczynski’s presentation is available at our website:  www.readingrdi.com.    Also, a copy is being filed with our report on Form 8K relating to the Annual Meeting and certain information disclosed to the attendees of that meeting.  The asset values reflected in these materials are based on United States Generally Accepted Accounting Practices, pursuant to which we carry our assets at the lower of book or fair value.

Following the meeting our Chairman and Chief Executive Officer, Mr. Cotter, addressed shareholders, and responded to questions.   Set forth below is certain information disclosed in response to shareholder questions by Mr. Cotter and/or Mr. Matyczynski, which may not have been directly disclosed in any of our previous filings with the Securities and Exchange Commission.

During 2010 and 2011, in addition to tending to the general operation of our company, we have been focusing on the resolution of the tax claims made against us by the IRS with respect to our 1996 tax year (which was scheduled to go to trial last year), the refinancing of our Australia line of credit and an overall reevaluation of our various real estate holdings.   While we look to our cinemas as a source of cash flow, and while we continue to review and consider various cinema acquisitions from time to time, we continue to consider ourselves principally a hard asset real-estate based company.  Mr. Cotter noted that we have for some time had a major commitment to the New Zealand and Australia markets, and that we continue to be of the view that New Zealand and Australia are great places to invest and reinvest our capital.

We have now compromised the claims made by the IRS at $0.30 on the dollar and booked that liability.   We have obtained a commitment for the refinancing of our Australia credit facility from National Australia Bank (one of the four principal Australian banks), and are in the process of finalizing the documentation.   The proceeds of this loan will be used principally to pay off the credit facility provided by BOSI, a subsidiary of Lloyds Bank, which matures on June 30, 2011.  The loan is for a three year term, providing for amortizing principal payments of AUS$7.0 million, AUS$9.0 million and AUS$9.0 million.   In New Zealand, our credit facility with Westpac matures on March 31, 2012 and has become a current liability as of March 31, 2011.  While no assurances can be given, we anticipate a renewal of that facility on substantially similar terms to those currently in place.  Following our review of our various real estate assets, we intend to focus over the near term on the following:

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The sale or repositioning of our Cinema 1, 2 & 3 property in Manhattan.   We have had a variety of offers for this property.  We are currently evaluating the relative merits of selling this asset or redeveloping it for non-cinema purposes, either alone or with a partner.  If we receive an offer which produces a better value than redevelopment, it would be our current intention to sell this asset.

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The repositioning or redevelopment of our Union Square Property.   This property is currently a live theatre and the home of the New York Film Institute on Union Square in Manhattan.  We have received proposals from well qualified potential joint venture partners with respect to the redevelopment or repositioning of this property.   The New York City Landmarks Commission has earmarked this property for potential land marking at some stage in the future and as a result this will impact, to some degree, our potential for redevelopment of the property.  We believe the demand for retail space in the Union Square area merits redevelopment of this property at this time.

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The disposition of the residential portion (between 31 - 34 acres) of our Burwood property in Victoria, Australia.   We are in discussions with a major developer regarding this portion of the property, about a transaction in which we would retain ownership of the land and receive payment as the land is developed and released to end users, and provide the developer with a right of first negotiation regarding the development of the remaining acreage (which we currently intend to develop for retail and for residential/commercial purposes).    We have obtained from CBRE a valuation that currently values this residential portion at approximately AUS$1.7 million per acre less costs of remediation and land preparation and the approximately 6+ acres of residential/commercial at approximately AUS$11.5 million.    We have determined to hold back the retail and residential/commercial elements of the two other parcels, until we have worked out an agreement on the main residential piece. A diagram of our Burwood property, which remains subject to change, with the residential, retail and residential/commercial areas marked, is posted on our website under Real Estate, News, Burwood Plan - 24 May 2011.

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The expansion of our Courtenay Central shopping center in Wellington, New Zealand.   We have signed a letter of intent and are currently negotiating lease documentation with a 30,000+ square foot user tenant for the development of phase two of this property and have received informal assurances as to funding availability.  There is however, no assurance that a transaction will be consummated.

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The expansion of our Newmarket shopping center to add a multiplex cinema, which we would own and operate.   We have acquired various adjacent properties to accommodate this expansion.  However, we have no assurance that funding for this project will be available

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The sale or development of our Moonee Ponds property.   As many of the same persons with whom we might do a transaction at Burwood may also be interested in working with us with respect to our Moonee Ponds site in Melbourne, we have deferred pursuing development of this site until we resolve Burwood.  However, while no assurances can be given, we are optimistic that Burwood will resolve itself (at least with respect to the development of the residential portion) in the near term, at which time we will direct our efforts to sell or develop Moonee Ponds.   We would like to include a cinema component in the development (or on adjacent property), even though we believe that a residential development is probably the highest and best use at the present time.  Financing availability may impact the timing of any development of this property.

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It is likely that we will determine to sell one or more of our non-core development properties in the near term.  These would include our holdings in Taringa, Indooroopilly, in Australia and Lake Taupo, in New Zealand.     Our property in Manukau, New Zealand was purchased with intent to dispose of it after rezoning from agricultural to industrial uses.   While we have not shut the door on the possibility of developing portions of these holdings, we regard the investment principally as a land investment.

Our long-term business plan objectives lead us to consider our exit options once we have fully developed our Australian and New Zealand commercial properties.   We have been considering the property trusts active in these markets, and consider one possible transaction could be the formation of or the acquisition of, interests in an Australia/New Zealand property trust (akin to a REIT).    Mr. Cotter reiterated that we are in the business of developing long term value through the acquisition, on favorable terms and/or development of long term assets.    However, none of our assets is sacrosanct, and we will always be ready to entertain the possible sale of the properties in our portfolio, within the confines of remaining a hard asset real-estate based company.

Mr. Cotter also spoke to the current results of our theater business.  He noted that our domestic theater level cash flow for the first quarter was down 48% from the year before, while our overseas theater level cash flow for the first quarter was down 27%.    However, there has been an uptick in April, compared to April 2010, and that for the first four months our domestic theater cash flow was now only 31% down and our overseas theater cash flow was only 11% down, from the year before.   For these purposes, theater level cash flow is calculated as revenue from theatre sales less all direct costs associated with that revenue.  While no assurances can ever be given, we are optimistic that our theater level cash flow for 2011 will approximate our theater level cash flow for 2010.

About Reading International, Inc.

Reading International (http://www.readingrdi.com) is in the business of owning and operating cinemas and developing, owning and operating real estate assets.  Our business consists primarily of:

•	the development, ownership and operation of multiplex cinemas in the United States, Australia and New Zealand; and

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the development, ownership and operation of retail and commercial real estate in Australia, New Zealand and the United States, including entertainment-themed retail centers (“ETRC”) in Australia and New Zealand and live theater assets in Manhattan and Chicago in the United States.

Reading manages its worldwide cinema business under various different brands:

•	in the United States, under the

o	Reading brand (http://www.readingcinemasus.com),

o	Angelika Film Center brand (http://www.angelikafilmcenter.com),

o	Consolidated Theatres brand (http://www.consolidatedtheatres.com),

o	City Cinemas brand (http://www.citycinemas.com),

o	Beekman Theatre brand (http://www.beekmantheatre.com),

o	The Paris Theatre brand (http://www.theparistheatre.com); and

o	Liberty Theatres brand (http://libertytheatresusa.com/);

•	in Australia, under the Reading brand (http://www.readingcinemas.com.au); and

•	in New Zealand, under the

o	Reading (http://www.readingcinemas.co.nz) and

o	Rialto (http://www.rialto.co.nz) brands.

Forward-Looking Statements

Our statements in this press release contain a variety of forward-looking statements as defined by the Securities Litigation Reform Act of 1995.  Forward-looking statements reflect only our expectations regarding future events and operating performance and necessarily speak only as of the date the information was prepared.  No guarantees can be given that our expectation will in fact be realized, in whole or in part.  You can recognize these statements by our use of words such as, by way of example, “may,” “will,” “expect,” “believe,” and “anticipate” or other similar terminology.

These forward-looking statements reflect our expectation after having considered a variety of risks and uncertainties.  However, they are necessarily the product of internal discussion and do not necessarily completely reflect the views of individual members of our Board of Directors or of our management team.  Individual Board members and individual members of our management team may have different views as to the risks and uncertainties involved, and may have different views as to future events or our operating performance.

Among the factors that could cause actual results to differ materially from those expressed in or underlying our forward-looking statements are the following:

•	With respect to our cinema operations:

o	The number and attractiveness to movie goers of the films released in future periods;

o	The amount of money spent by film distributors to promote their motion pictures;

o	The licensing fees and terms required by film distributors from motion picture exhibitors in order to exhibit their films;

o
The comparative attractiveness of motion pictures as a source of entertainment and willingness and/or ability of consumers (i) to spend their dollars on entertainment and (ii) to spend their entertainment dollars on movies in an outside the home environment; and

o
The extent to which we encounter competition from other cinema exhibitors, from other sources of outside of the home entertainment, and from inside the home entertainment options, such as “home theaters” and competitive film product distribution technology such as, by way of example, cable, satellite broadcast, DVD and VHS rentals and sales, and so called “movies on demand;”

•	With respect to our real estate development and operation activities:

o	The rental rates and capitalization rates applicable to the markets in which we operate and the quality of properties that we own;

o	The extent to which we can obtain on a timely basis the various land use approvals and entitlements needed to develop our properties;

o	the risks and uncertainties associated with real estate development;

o	The availability and cost of labor and materials;

o	Competition for development sites and tenants; and

o	The extent to which our cinemas can continue to serve as an anchor tenant which will, in turn, be influenced by the same factors as will influence generally the results of our cinema operations;

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With respect to our operations generally as an international company involved in both the development and operation of cinemas and the development and operation of real estate; and previously engaged for many years in the railroad business in the United States:

o	Our ongoing access to borrowed funds and capital and the interest that must be paid on that debt and the returns that must be paid on such capital;

o	The relative values of the currency used in the countries in which we operate;

o	Changes in government regulation, including by way of example, the costs resulting from the implementation of the requirements of Sarbanes-Oxley;

o	Our labor relations and costs of labor (including future government requirements with respect to pension liabilities, disability insurance and health coverage, and vacations and leave);

o
 Our exposure from time to time to legal claims and to uninsurable risks such as those related to our historic railroad operations, including potential environmental claims and health related claims relating to alleged exposure to asbestos or other substances now or in the future recognized as being possible causes of cancer or other health-related problems;

o	Changes in future effective tax rates and the results of currently ongoing and future potential audits by taxing authorities having jurisdiction over our various companies; and

o	Changes in applicable accounting policies and practices.

The above list is not necessarily exhaustive, as business is by definition unpredictable and risky, and subject to influence by numerous factors outside of our control such as changes in government regulation or policy, competition, interest rates, supply, technological innovation, changes in consumer taste and fancy, weather, and the extent to which consumers in our markets have the economic wherewithal to spend money on beyond-the-home entertainment.

Given the variety and unpredictability of the factors that will ultimately influence our businesses and our results of operation, it naturally follows that no guarantees can be given that any of our forward-looking statements will ultimately prove to be correct.  Actual results will undoubtedly vary and there is no guarantee as to how our securities will perform either when considered in isolation or when compared to other securities or investment opportunities.

Finally, please understand that we undertake no obligation to publicly update or to revise any of our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.  Accordingly, you should always note the date to which our forward-looking statements speak.

Additionally, certain of the presentations included in this press release may contain “pro forma” information or “non-US GAAP financial measures.”  In such case, a reconciliation of this information to our US GAAP financial statements will be made available in connection with such statements.

For more information, contact:

Andrzej Matyczynski, Chief Financial Officer

Reading International, Inc.   (213) 235-2240